UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Vireo Minnesota Credit Agreement, Mortgage and Security Agreement

On December 27, 2024, Vireo Health of Minnesota, LLC (“Vireo Minnesota”), a wholly-owned subsidiary of Vireo Growth Inc. (the “Company”), entered into a secured credit agreement (the “Credit Agreement”) among Vireo Minnesota as Borrower, the Company and various affiliated entities as Guarantors (as defined therein), Chicago Atlantic Lincoln, LLC, the lender party thereto (the “Lender”) and Chicago Atlantic Admin, LLC, as Administrative Agent and Collateral Agent (the “Agent”).

Among other matters, the Credit Agreement provides that Lender will extend to Vireo Minnesota certain loans and commitments to make certain loans in the aggregate principal amount of up to $11,500,000. On the closing date of the Credit Agreement, the Lender made loans in the amount of $5,500,000 to Vireo Minnesota. On one or more subsequent funding dates after the closing date, the Lender may make loans in the aggregate amount of up to $6,000,000 subject to the satisfaction of certain terms and conditions set forth in the Credit Agreement. The maturity date of the Credit Agreement is June 26, 2026. The unpaid principal amount of the loans bear interest from the closing date or the applicable subsequent funding date, as applicable, at a per annum interest rate equal to 10.5%, which is due and payable in cash monthly on each payment date, in arrears. Chicago Atlantic Credit Advisers, LLC served as Lead Arranger under the Credit Agreement. The Credit Agreement is secured by Vireo Minnesota’s interest in its leasehold estate in its Elk River, Minnesota property and certain business assets of Vireo Minnesota. This summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Stearns Bank Commercial Loan

On December 31, 2024, Vireo Minnesota closed on a $15,000,000 principal amount loan with Stearns Bank National Association (the “Commercial Loan”), with the Company and Vireo Health, Inc., a wholly-owned subsidiary of the Company, as guarantors. The Commercial Loan has a term of 24 months and carries a fixed annual interest rate of 9.25%, payable monthly with interest-only payments through the initial 12 months, followed by monthly principal and interest payments based on a 240-month amortization schedule for the remaining term of the Commercial Loan. The Commercial Loan has no prepayment penalty and is collateralized by a leasehold construction mortgage associated with the buildout of a new cultivation facility for Vireo Minnesota in an existing industrial building in Elk River, Minnesota. The Commercial Loan is secured by Vireo Minnesota’s interest in the Borrower Accounts (as defined in the Commercial Loan).  The Commercial Loan is also secured by business assets of Vireo Minnesota (including equipment at Elk River premises), business assets of MaryMed, LLC, a wholly-owned subsidiary of Vireo Health, Inc., business assets of the Company, and a mortgage associated with vacant land located in the state of Massachusetts owned by Verdant Grove, LLC, a wholly-owned subsidiary of Vireo Health, Inc. This summary of the Commercial Loan is qualified in its entirety by reference to the full text of the Commercial Loan, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated December 27, 2024, among Vireo Health of Minnesota, LLC, the guarantors party thereto, the lenders party thereto, and Chicago Atlantic Admin, LLC, as administrative agent and collateral agent*
10.2	Construction and Business Loan Agreement, dated December 31, 2024, among Vireo Health of Minnesota, LLC, Vireo Health Inc., Vireo Growth Inc. and Stearns Bank National Association
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: January 3, 2025